                                                                   Exhibit 10.11



                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT (the "Agreement") is made as of the 30th day of June, 1998, by and between Anthony P. Dolanski, a resident of Malvern, Pennsylvania 19355 ("Executive"), and SLM Holding Corporation, a corporation organized and existing under the laws of the State of Delaware ("SLM").

         WHEREAS, SLM desires to have Executive employed by one of its principal subsidiaries, Sallie Mae, Inc. (the "Company"), and Executive desires to be employed by the Company for a period of time in the future upon the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the mutual covenants and obligations contained herein, and intending to be legally bound, the parties, subject to the terms and conditions set forth herein, agree as follows:

         1. EMPLOYMENT AND TERM. The Company hereby employs Executive and Executive hereby accepts employment with the Company as Executive Vice President, Systems and Finance for a period commencing on July 1, 1998 and continuing through March 31, 2001 unless sooner terminated pursuant to Section 10 hereof (the "Term"). Executive will also have the title of Executive Vice President of SLM. If Executive continues to be employed after the Term, Executive's status shall be that of an at will employee, except that Sections 6, 8, 9, 22 and 23 of this Agreement shall remain in effect for so long as Executive is employed by the Company or thereafter in accordance with the provisions of said Sections.

         2. DUTIES. During the Term, Executive shall serve the Company faithfully and to the best of his ability and shall devote his full time, attention, skill and efforts to the performance of the duties required by or appropriate for his position as Executive Vice President, Systems and Finance. Executive agrees to assume such duties and responsibilities as may be reasonably assigned to Executive from time to time by the Board of Directors and the Chief Executive Officer of SLM.

         3. OTHER BUSINESS ACTIVITIES. During the Term, Executive will not, without the prior written consent of the Company, directly or indirectly engage in any other business activities or pursuits whatsoever, except activities in connection with (i) any charitable or civic activities (other than as an officer or board member), (ii) personal investments, and (iii) serving as an executor, trustee or in another similar fiduciary capacity for a non-commercial entity; provided, however, that any such activities do not materially interfere with his performance of his responsibilities and obligations pursuant to this Agreement. With the approval of the Board of Directors and the Chief Executive Officer, Executive may engage in any other business activities or pursuits not otherwise permitted under this Section 3.

         4. COMPENSATION. The Company shall pay Executive, and Executive hereby agrees to accept as compensation for all services rendered hereunder, a salary at the annual rate of $400,000 (the "Base Salary"). The Base Salary shall be inclusive of all applicable income, Social Security and other taxes and charges which are required by law to be withheld by the Company or which are requested to be



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

withheld by the Company or which are requested to be withheld by Executive, and which shall be withheld and paid in accordance with the Company's normal payroll practice for its similarly-situated executives from time to time in effect. In addition to the Base Salary, Executive shall participate in the Company's executive bonus plans and programs on such terms as may be established by the Compensation Committee of SLM's Board of Directors (or such other administrators of such plans and programs) in its discretion from time to time.

         5. STOCK OPTION GRANT. On the effective date of this Agreement, Executive will receive stock options for a total of 500,000 shares of common stock (the "Stock Options") subject in all respects to the terms and provisions of the SLM Holding Corporation 1993-1998 Stock Option Plan and the stock option agreement thereunder. The option price will be the closing price of the stock on January 23, 1998 (the "grant date"). One-third of the Stock Options, rounded to the nearest whole share (i.e., options exercisable for 166,667 shares), shall first become exercisable upon the later of the first anniversary of the grant date and SLM's stock price reaching a closing price of at least $42.86 a share for five days; an additional one-third of the Stock Options, rounded to the nearest whole share (i.e., options exercisable for 166,667 shares) shall first become exercisable upon the later of the first anniversary of the grant date and SLM's stock price reaching a closing price of at least $57.14 a share for five days; and the final one-third of the Stock Options (i.e., options exercisable for 166,666 shares) shall first become exercisable upon the later of the first anniversary of the grant date and SLM's stock price reaching a closing price of at least $71.43 a share for five days; provided that the exercisability of any and all of the Stock Options which have not theretofore become exercisable in accordance with the foregoing provisons shall be accelerated upon a change in control of the Company, as defined under Section 12 of the Company's Management Incentive Plan. Notwithstanding the foregoing, provided that at the time Executive remains employed by the Company, all such Stock Options shall immediately become fully exercisable upon the eighth anniversary of the grant date.

         6. PENSION BENEFITS.

         (a) Executive will be entitled to participate in the SLM Employees' Pension Plan and the SLM Supplemental Pension Plan in accordance with the terms of such plans as they may be amended from time to time (collectively, the "SLM Pension Plans") and, subject to the terms and conditions set forth in this
Section 6, shall be entitled to a Retirement Supplement in the amount provided for under Section 6(b) or Section 6(c), as applicable.

         (b) If Executive's employment is terminated or Executive ceases to be employed pursuant to Section 10.1, 10.2, 10.3 or 10.4 of this Agreement or Executive ceases to be employed with the Company for any reason after March 31, 2001, then upon the later of Executive's employment with the Company terminating and Executive reaching the age of 58 (the later of such dates being the "Commencement Date"), Executive will be entitled to a Retirement Supplement of
(i) $250,000 per year payable as a straight single life annuity that commences on the Commencement Date, less (ii) the annual retirement benefit, if any, that would be payable to Executive per year in the form of a straight single life annuity under the SLM Pension Plans, determined in accordance with the actuarial assumptions then used on such termination event under the SLM Pension Plans to calculate a straight single life annuity and


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

assuming Executive commenced benefit distributions under these plans on the Commencement Date.

         (c) If Executive ceases to be employed pursuant to Section 10.5 of this Agreement, then on the Commencement Date, Executive will be entitled to a Retirement Supplement of (i) $15,625 for each four (4) months of actual service accrued by Executive from and after July 1, 1998 through the date of such termination of employment, payable as a straight single life annuity commencing on the Commencement Date, less (ii) the annual retirement benefit, if any, that would be payable to Executive per year in the form of a straight single life annuity under the SLM Pension Plans, determined in accordance with the actuarial assumptions then used on such termination event under the SLM Pension Plans to calculate a straight single life annuity and assuming Executive commenced benefit distributions under these plans on the Commencement Date.

         (d) Notwithstanding that the amount of the Retirement Supplement payable to Executive pursuant to Section 6(b) or Section 6(c), as applicable, is calculated on the basis of a straight single life annuity, Executive will have the right to elect to receive the Retirement Supplement in any form permitted of Executive under the SLM Employees' Pension Plan, as amended from time to time, and calculated using the applicable actuarial conversion factors and assumptions utilized under the SLM Employees' Pension Plan at the time of Executive's termination or cessation of employment. Notwithstanding the method of calculating the offset under the SLM Pension Plans pursuant to Section 6(b) or
Section 6(c), as applicable, any benefit payable to the Executive or his dependent under the SLM Pension Plans shall be paid at the time, in the form and in the amount provided for under the terms of the SLM Pension Plans as in effect at the time of distribution under these plans.

         7. OTHER BENEFITS. Executive shall be entitled to receive or participate in benefit and welfare plans offered by the Company to its executive officers generally, in accordance with the plan terms, and subject to such modifications and amendments to such plans as may be deemed appropriate by the Company or as may be provided in this Agreement.

         8. NONDISCLOSURE OF CONFIDENTIAL INFORMATION.

         (a) Executive and SLM acknowledge that Executive will, in the course of his employment, come into possession of confidential, proprietary business and technical information, and trade secrets of the Company and its Affiliates, as defined in Section 9(b) (the "Proprietary Information"). Proprietary Information includes, but is not limited to, the following:

         * BUSINESS PROCEDURES. All information concerning or relating to the way the Company and its Affiliates conduct their business, which is not generally known to the public or within the industry or trade in which the Company or its Affiliates compete (such as Company contracts, internal business procedures, controls, plans, licensing techniques and practices, supplier, subcontractor and prime contractor names and contacts and other vendor information, computer system passwords and other computer security controls, financial information, distributor


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

             information, and employee data) and the physical embodiments of such information (such as check lists, samples, service and operational manuals, contracts, proposals, printouts, correspondence, forms, listings, ledgers, financial statements, financial reports, financial and operational analyses, financial and operational studies, management reports of every kind, databases, employment or personnel records, and any other written or machine-readable expression of such information as are filed in any tangible media).

         * MARKETING PLANS AND CUSTOMER LISTS. All information not generally known to the public or within the industry or trade in which the Company or its Affiliates compete pertaining to the Company's and its Affiliates' marketing plans and strategies; forecasts and projections; marketing practices, procedures and policies; goals and objectives; quoting practices, procedures and policies; and customer data including the customer list, contracts, representatives, requirements and needs, specifications, data provided by or about prospective customers, and the physical embodiments of such information.

* BUSINESS VENTURES: All information not generally known to the public or within the industry or trade in which the Company or its Affiliates operate concerning new product development, negotiations for new business ventures, future business plans, and similar information and the physical embodiments of such information.

* SOFTWARE. All information relating to the Company's and its Affiliates' software or hardware in operation or various stages of research and development, which are not generally known to the pubic or within the industry or trade in which the Company or its Affiliates compete and the physical embodiments of such information.

* LITIGATION. Information which is not a public record and is not generally known to the public or within the industry or trade in which the Company or its Affiliates compete regarding litigation and potential litigation matters and the physical embodiments of such information.

* INFORMATION NOT GENERALLY KNOWN. Any information which (a) is not generally known to the public or within the industry or trade in which the Company or its Affiliates compete, (b) gives the Company or its Affiliates a significant advantage over its or their competitors, or (c) has significant economic value or potentially significant economic value to the Company or its Affiliates, including the physical embodiments of such information.

         (b) Executive acknowledges that the Proprietary Information is a valuable and unique asset of the Company and its Affiliates. Executive agrees that he will not, at any time during his employment or after the termination of his employment with the Company, without the prior written consent of the Company or its Affiliates, as applicable, either directly or indirectly divulge any Proprietary Information for his own benefit or for any purpose other than the exclusive benefit of the Company and/or its Affiliates.

         9. AGREEMENT NOT TO COMPETE.

         (a) Executive agrees that he shall not compete with the Company or its Affiliates for a period of two (2) years after the termination of Executive's employment with the Company for any reason (the "Restricted Period"). For purposes of this Section 9, "compete" shall mean working or serving as a director, officer, employee, consultant, agent, representative, or in any other capacity, with or without compensation, in the student loan business or on behalf of one or more entities engaged in the student loan business. For purposes of this Agreement, "student loan business" shall mean the business of originating, funding, guaranteeing, buying, selling, servicing or securitizing student loans in the United States. Executive expressly agrees that (i) the markets served by the Company and its Affiliates are national and are not dependent on the geographic location of the executive personnel or the businesses by which they are employed and (ii) the restrictions set forth in this Section 9 have been designed to be reasonable and are no greater than are required for the protection of the Company and its Affiliates.

         (b) For purposes of this Agreement, the term "Affiliate" shall be deemed to refer to SLM, and any entity (whether or not existing on the date hereof) controlling, controlled by or under common control with the Company, including without limitation Sallie Mae Servicing Corporation ("Servicing").

         10. TERMINATION. Executive's employment hereunder may be terminated during the Term upon the occurrence of any one of the events described in this
Section 10. Upon termination, Executive shall be entitled only to such compensation and benefits as described in this Section 10.

         10.1. TERMINATION FOR DISABILITY.

         (a) To the extent Executive becomes physically or mentally disabled to such an extent that he is not able to perform the duties provided for pursuant to Section 2 of this Agreement, with or without a reasonable accommodation, for a period of more than 180 days, either consecutively or within any 365-day period ("Disability"), the Company may terminate Executive's employment hereunder.

         (b) If the Company terminates Executive's employment during the Term due to a Disability, Executive will be entitled to receive (i) whatever benefits are available to him under any disability benefit plan(s) applicable to him at the time of such termination, and (ii) the payments set forth in Section 10.3.

         (c) The determination of whether a Disability has occurred will be made by a licensed physician selected by Executive and shall be based upon a full physical examination and good faith opinion by such physician. In the event that the SLM Board of Directors disagrees with such physician's conclusion, the SLM Board of Directors may require that Executive submit to a full physical examination by another licensed physician selected by the SLM Board of Directors and reasonably acceptable to Executive. If the two opinions shall be inconsistent, a third opinion shall be obtained after a full physical examination by a third licensed physician selected by the first two physicians The third opinion shall be conclusive.

         10.2. TERMINATION BY DEATH. If Executive dies during the Term, the Company shall pay to Executive's executors, legal representatives or administrators the payments set forth in Section 10.3. Except as specifically set forth in this Section 10.2 or under applicable laws, the Company shall have no liability or obligation hereunder to Executive's executors, legal representatives,


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

administrators, heirs or assigns or any other person claiming under or through him by reason of Executive's death, except that Executive's executors, legal representatives or administrators will be entitled to receive any death benefit payable to them as beneficiaries under any insurance policy or other benefits plans in which Executive participates as an employee of the Company and to exercise any rights afforded them under any benefit plan then in effect.

         10.3. INVOLUNTARY TERMINATION; TERMINATION PAYMENTS. The Company may terminate Executive's employment hereunder at any time upon written notice to Executive. In the event of an involuntary termination of employment pursuant to the first sentence of this Section 10.3 or Executive's employment is terminated on account of Disability under Section 10.1 or death under Section 10.2, Executive shall receive all accrued but unpaid Base Salary and benefits (including without limitation the pension benefits provided under Section 6) through the effective date of such termination and (i) $4.0 million, if the date of such termination of employment occurs prior to March 31, 1999, (ii) $3.0 million, if the date of such termination of employment occurs on or after March 31, 1999 and prior to March 31, 2000, and (iii) $2.0 million, if the date of such termination of employment occurs on or after March 31, 2000 and prior to March 31, 2001.

         10.4 CHANGE IN CONTROL.

         (a) In the event that Executive's employment with the Company terminates for any reason within eighteen months after a Change in Control (as defined in Section 10.4(b) below), Executive shall be entitled to receive the payments set forth in Section 10.3.

         (b) For purposes of this Agreement, "Change in Control" shall mean an occurrence of any of the following events:

             (i) an acquisition (other than directly from SLM) of any voting securities of SLM (the "Voting Securities") by any "person or group" (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934) other than an employee benefit plan of SLM, immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 under the Exchange Act) of more than fifty percent (50%) of the combined voting power of SLM's then outstanding Voting Securities;

             (ii) approval by the stockholders of (1) a merger, consolidation or reorganization involving SLM, unless the company resulting from such merger, consolidation or reorganization (the "Surviving Corporation") shall adopt or assume this Agreement and the Stock Options and either
                      (A) the stockholders of SLM immediately before such merger, consolidation or reorganization own, directly or indirectly immediately following such merger, consolidation or reorganization, at least seventy-five percent (75%) of the combined voting power of the Surviving Corporation in substantially the same proportion as their ownership immediately before such merger, consolidation or reorganization, or (B) at least a majority of the members of the Board of Directors of the Surviving

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
                      Corporation were directors of SLM immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization, or (2) a complete liquidation or dissolution of SLM; or

             (iii) such other events as the Board or a duly authorized committee of the Board from time to time may specify.

         10.5 OTHER TERMINATION OF EMPLOYMENT. In the event that Executive's employment with the Company terminates on account of a voluntary termination of employment or for any reason other than as described in Sections 10.1, 10.2, 10.3, 10.4, Executive shall receive all accrued but unpaid (as of the effective date of such termination) Base Salary, bonus and benefits (including without limitation the pension benefits provided under Section 6(a) and Section 6(c)).

         11. OTHER AGREEMENTS. Executive represents and warrants to the Company that:

         (a) There are no restrictions, agreements or understandings whatsoever to which Executive is a party or by which he is bound that would prevent or make unlawful Executive's execution of this Agreement or Executive's employment hereunder, or which is or would be inconsistent or in conflict with this Agreement or Executive's employment hereunder, or would prevent, limit or impair in any way the performance by Executive of his obligations hereunder.

         (b) Executive shall disclose the existence and terms of the restrictive covenants set forth in this Agreement to any employer by whom Executive may be employed during the Term (which employment is not hereby authorized) or during the Restricted Period as defined in the Agreement Not to Compete by and between Executive and the Company set forth in Section 9 hereof.

         12. SURVIVAL OF PROVISIONS. The provisions of this Agreement set forth in Sections 8, 9, 22 and 23 hereof shall survive the termination of Executive's employment hereunder and the payment of all amounts payable pursuant to this Agreement incident to any such termination of employment.

         13. SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon SLM and the Company and its and their successors or permitted assigns and Executive and his executors, administrators or heirs. Executive may not assign any obligations or responsibilities under this Agreement or any interest herein, by operation of law or otherwise, without the prior written consent of the Company. At any time prior to a Change in Control, SLM may provide, without the prior written consent of Executive, that Executive shall be employed pursuant to this Agreement by any of its Affiliates instead of or in addition to the Company, and in such case all references herein to the "Company" shall be deemed to include any such entity, provided that (i) such action shall not relieve SLM of its obligation to make or cause an Affiliate to make or provide for any payment to or on behalf of Executive pursuant to this Agreement, and (ii) Executive's duties and responsibilities shall not be significantly diminished as a result thereof. The SLM Board of Directors may assign any or all of its responsibilities hereunder to any committee of the SLM Board, in which case references to the SLM Board of Directors shall be deemed to refer to such committee.


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

         14. EXECUTIVE BENEFITS. This Agreement shall not be construed to be in lieu of or to the exclusion of any other rights, benefits and privileges to which Executive may be entitled as an executive of the Company under any retirement, pension, profit-sharing, insurance, hospitalization or other plans or benefits which may now be in effect or which may hereafter be adopted.

         15. NOTICES. All notices required to be given to any of the parties of this Agreement shall be in writing and shall be deemed to have been sufficiently given, subject to the further provisions of this Section 15, for all purposes when presented personally to such party, or sent by facsimile transmission, any national overnight delivery service, or certified or registered mail, to such party at its address set forth below:

         (a) If to Executive:

             Anthony Dolanski
             4 Roselawn Lane
             Malvern, PA 19355

         (b) If to SLM or the Company:

             SLM Holding Corporation
             Sallie Mae, Inc.
             11600 Sallie Mae Drive
             Reston, VA 20193
             ATTENTION: General Counsel
             Fax No. (703) 810-7695

Such notice shall be deemed to be received when delivered if delivered personally, upon electronic or other confirmation of receipt if delivered by facsimile transmission, the next business day after the date sent if sent by a national overnight delivery service, or three (3) business days after the date mailed if mailed by certified or registered mail. Any notice of any change in such address shall also be given in the manner set forth above. Whenever the giving of notice is required, the giving of such notice may be waived in writing by the party entitled to receive such notice.

         16. ENTIRE AGREEMENT; AMENDMENTS. This Agreement and any other documents, instruments or other writings delivered or to be delivered in connection with this Agreement as specified herein constitute the entire agreement among the parties with respect to the subject matter of this Agreement and supersede all prior and contemporaneous agreements, understandings, and negotiations, whether written or oral, with respect to the terms of Executive's employment by the Company. This Agreement may be amended or modified only by a written instrument signed by all parties hereto.

         17. WAIVER. The waiver of the breach of any term or provision of this Agreement shall not operate as or be construed to be a waiver of any other or subsequent breach of this Agreement.


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

         18. GOVERNING LAW. This Agreement shall be governed and construed as to its validity, interpretation and effect by the laws of the Commonwealth of Virginia.

         19. SEVERABILITY. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or such provisions, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         20. SECTION HEADINGS. The section headings in this Agreement are for convenience only; they form no part of this Agreement and shall not affect its interpretation.

         21. COUNTERPARTS. This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute one and the same instrument.

         22. SPECIFIC ENFORCEMENT; EXTENSION OF PERIOD. Executive acknowledges that the restrictions contained in Sections 8 and 9 hereof are reasonable and necessary to protect the legitimate interests of the Company and its Affiliates and that SLM would not have entered into this Agreement in the absence of such restrictions. Executive also acknowledges that any breach by him of Sections 8 or 9 hereof will cause continuing and irreparable injury to the Company and SLM for which monetary damages would not be an adequate remedy. Executive shall not, in any action or proceeding by the Company or SLM to enforce Sections 8 or 9 of this Agreement, assert the claim or defense that an adequate remedy at law exists. In the event of such breach by Executive, the Company and SLM shall have the right to enforce the provisions of Sections 8 and 9 of this Agreement by seeking injunctive or other relief in any court, and this Agreement shall not in any way limit remedies at law or in equity otherwise available to the Company and SLM. In the event that the provisions of Sections 8 or 9 hereof should ever be adjudicated to exceed the time, geographic, or other limitations permitted by applicable law in any applicable jurisdiction, then such provisions shall be deemed reformed in such jurisdiction to the maximum time, geographic, or other limitations permitted by applicable law.

         23. ARBITRATION. Any dispute or claim other than those referred to in
Section 22, arising out of or relating to this Agreement or otherwise relating to the employment relationship between Executive and SLM or the Company, shall be submitted to Arbitration, in Fairfax County, Virginia, in accordance with the rules of the American Arbitration Association as the exclusive remedy for such claim or dispute. Executive and the Company agree that such arbitration will be confidential and no details, descriptions, settlements or other facts concerning such arbitration shall be disclosed or released to any third party without the specific written consent of the other party, unless required by law or court order or in connection with enforcement of any decision in such arbitration. Any damages awarded in such arbitration shall be limited to the contract measure of damages, and shall not include punitive damages.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed the day and


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


year first written above.

SLM Holding Corporation



By:  /S/ Marianne M. Keler                                 /S/ Anthony Dolanski
   -----------------------                                 --------------------
                                                           Anthony Dolanski

Title: Senior Vice President & General Counsel





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



                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT (the "Agreement") is made as of the 30th day of September, 1998, by and between Thomas J. Fitzpatrick, a resident of 8 Turnbridge Wells Court, Medford, New Jersey, 08055 ("Executive"), and SLM Holding Corporation, a corporation organized and existing under the laws of the State of Delaware ("SLM").

         WHEREAS, SLM desires to have Executive employed by one of its principal subsidiaries, Sallie Mae, Inc. (the "Company"), and Executive desires to be employed by the Company for a period of time in the future upon the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the mutual covenants and obligations contained herein, and intending to be legally bound, the parties, subject to the terms and conditions set forth herein, agree as follows:

         1. EMPLOYMENT AND TERM. The Company hereby employs Executive and Executive hereby accepts employment with the Company as Executive Vice President for a period commencing on October 1, 1998 and continuing through September 30, 2001 unless sooner terminated pursuant to Section 10 hereof (the "Term"). Executive will also have the title of Executive Vice President of SLM. If Executive continues to be employed after the Term, Executive's status shall be that of an at will employee, except that Sections 9, 11, 12, 13.3, 25 and 26 of this Agreement shall remain in effect for so long as Executive is employed by the Company or thereafter in accordance with the provisions of said Sections.

         2. DUTIES. During the Term, Executive shall serve the Company faithfully and to the best of his ability and shall devote his full time, attention, skill and efforts to the performance of the duties required by or appropriate for his position as Executive Vice President. Executive agrees to assume such duties and responsibilities as may be reasonably assigned to Executive from time to time by the Board of Directors and the Chief Executive Officer of SLM.

         3. OTHER BUSINESS ACTIVITIES. During the Term, Executive will not, without the prior written consent of the Company, directly or indirectly engage in any other business activities or pursuits whatsoever, except activities in connection with (i) any charitable or civic activities (other than as an officer or board member), (ii) personal investments, and (iii) serving as an executor, trustee or in another similar fiduciary capacity for a non-commercial entity; provided, however, that any such activities do not materially interfere with his performance of his responsibilities and obligations pursuant to this Agreement. With the approval of the Board of Directors and the Chief Executive Officer, Executive may engage in any other business activities or pursuits not otherwise permitted under this Section 3.

         4. BOARD OF DIRECTORS SERVICE. Executive shall continue to serve on the Board of Directors of SLM through the date of the 1999 Annual Shareholders Meeting. Executive will not be re-nominated to the SLM Board of Directors at the 1999 Annual Shareholders Meeting.

         5. COMPENSATION. The Company shall pay Executive, and Executive hereby agrees to accept as compensation for all services rendered hereunder, a salary at the annual rate of $400,000 (the "Base Salary"). The Base Salary shall be inclusive of all applicable income, Social Security and other taxes and charges which are required by law to be withheld by the Company or which are requested to be withheld by the Company or which are requested to be withheld by Executive, and which shall be withheld and paid in accordance with the Company's normal payroll practice for its similarly-situated executives from time to time in effect. In addition to the Base Salary, Executive shall participate in the Company's executive bonus plans and programs on such terms as may be established by the Compensation Committee of SLM's Board of Directors (or such other administrators of such plans and programs) in its discretion from time to time.

         6. BOARD OF DIRECTORS STOCK OPTIONS. Executive will retain the options on 71,591 shares of common stock he previously received under the SLM Holding Corporation Directors Stock Plan. Such options will continue to be subject to the vesting and termination provisions of such plan, i.e., any unvested options upon retirement at the 1999 Annual Shareholders Meeting may continue to vest for up to one year from the date of retirement and all options terminate two years from the date of retirement. Executive agrees that the options on 71,591 shares referenced above are the only options that he shall be entitled to retain under the SLM Holding Corporation Directors Stock Plan.

         7. STOCK OPTION GRANT. On the effective date of this Agreement, Executive will receive stock options for a total of 500,000 shares of common stock (the "Stock Options") subject in all respects to the terms and provisions of the SLM Holding Corporation Management Incentive Plan and the stock option agreement thereunder. The option price will be the closing price of the stock on July 16, 1998 (the "grant date"). One-third of the Stock Options, rounded to the nearest whole share (i.e., options exercisable for 166,667 shares), shall first become exercisable upon the later of the first anniversary of the grant date and SLM's stock price reaching a closing price of at least $42.86 a share for five days; an additional one-third of the Stock Options, rounded to the nearest whole share (i.e., options exercisable for 166,667 shares) shall first become exercisable upon the later of the first anniversary of the grant date and SLM's stock price reaching a closing price of at least $57.14 a share for five days; and the final one-third of the Stock Options (i.e., options exercisable for 166,666 shares) shall first become exercisable upon the later of the first anniversary of the grant date and SLM's stock price reaching a closing price of at least $71.43 a share for five days. Notwithstanding the foregoing, provided that at the time Executive remains employed by the Company, all such Stock Options shall immediately become fully exercisable upon the eighth anniversary of the grant date.

         8. REIMBURSEMENT OF TAXES. The Company shall pay Executive One Hundred Sixty-Five Thousand Seven Hundred Dollars ($165,700) upon the commencement of his employment to reimburse Executive for the gross tax liability Executive incurred upon termination of his participation in his prior employer's incentive deferred compensation plan.

         9.       PENSION BENEFITS.

         (a) Executive will be entitled to participate in the SLM Employees' Pension Plan and the SLM Supplemental Pension Plan (collectively, the "SLM Pension Plans") in accordance with the terms of such SLM Pension Plans as they may be amended from time to time. In addition, subject to the terms and conditions set forth in this Section 9, Executive will be entitled to a Retirement Supplement in the amount provided for under this Section 9. If Executive ceases to be employed pursuant to Section 13.1, 13.2, 13.3, 13.4 or
13.5 of this Agreement, then within 60 days after the occurrence of one of these termination events, Executive will be entitled to a Retirement Supplement equal to (i) the amount that would have been paid, subject to Section 9(b), as a single sum payment under the Equity One, Inc. Deferred Compensation Plan for Thomas J. Fitzpatrick as restated on December 22, 1995, and amended on November 5, 1997 (the "Prior Plan") (a copy is attached hereto), assuming it had applied to Executive's employment with SLM, (ii) less the actuarial present value of the benefit, if any, that would be payable following such termination event under the SLM Pension Plans, determined in accordance with the actuarial assumptions then used on such termination event under the SLM Pension Plans to calculate the lump sum value of benefits and assuming that Executive commenced benefit distributions under the SLM Pension Plans at the earliest date permitted under these plans in the form of a life annuity. Notwithstanding the method of calculating the offset in the immediately preceding sentence, any benefit payable to the Executive or his dependent under the SLM Pension Plans shall be paid at the time, in the form and in the amount provided for under the terms of the SLM Pension Plans as in effect at the time of distribution under these plans.

         (b) In calculating the Retirement Supplement, the following modifications will be assumed to be applicable to the Prior Plan: o References to the "Company" or "Equity One, Inc." will be assumed to be to SLM, unless the context clearly requires otherwise;

- The Retirement Supplement provided under this Section 9, shall only cover the plan years commencing after November 30, 1998 (meaning that for each full plan year commencing after November 30, 1998, SLM shall annually credit a Deferred Compensation contribution to the Account (as such capitalized terms are defined in the Prior Plan) in the amount of $63,059);

- Years of service with Equity One, Inc. shall be credited for purposes of eligibility and vesting but not accruals.

- In lieu of the "earnings crediting options" made payable under Article III of the Prior Plan, earnings will be credited using an annual simple interest rate of 9% compounded annually.

- To reflect the distribution of the Account amount that was payable in a single sum payment by Equity One, Inc. under the Prior Plan upon Executive's ceasing to be employed by Equity One, Inc., the death benefit that is payable under this Retirement Supplement pursuant to
         Section 5.02 of the Prior Plan shall be calculated using $498,336, instead of $817,156.

         10. OTHER BENEFITS. Executive shall be entitled to receive or participate in benefit and welfare plans offered by the Company to its executive officers generally, in accordance with the plan terms, and subject to such modifications and amendments to such plans as may be deemed appropriate by the Company or as may be provided in this Agreement. For the period from October 1, 1998 through and until such date as Executive is eligible to participate in the Sallie Mae 401(k) Savings Plan, the Company shall pay to Executive an amount that, after allowing for the payment of taxes at an assumed tax rate of 39.6%, is equal to the matching contribution that the Company would have made under such plan, had Executive participated in and deferred the maximum amount possible under the Sallie Mae 401(k) Savings Plan.

         11.      NONDISCLOSURE OF CONFIDENTIAL INFORMATION.

         (a) Executive and SLM acknowledge that Executive will, in the course of his employment, come into possession of confidential, proprietary business and technical information, and trade secrets of the Company and its Affiliates, as defined in Section 12(b) (the "Proprietary Information"). Proprietary Information includes, but is not limited to, the following:

- BUSINESS PROCEDURES. All information concerning or relating to the way the Company and its Affiliates conduct their business, which is not generally known to the public or within the industry or trade in which the Company or its Affiliates compete (such as Company contracts, internal business procedures, controls, plans, licensing techniques and practices, supplier, subcontractor and prime contractor names and contacts and other vendor information, computer system passwords and other computer security controls, financial information, distributor information, and employee data) and the physical embodiments of such information (such as check lists, samples, service and operational manuals, contracts, proposals, printouts, correspondence, forms, listings, ledgers, financial statements, financial reports, financial and operational analyses, financial and operational studies, management reports of every kind, databases, employment or personnel records, and any other written or machine-readable expression of such information as are filed in any tangible media).

- MARKETING PLANS AND CUSTOMER LISTS. All information not generally known to the public or within the industry or trade in which the Company or its Affiliates compete pertaining to the Company's and its Affiliates' marketing plans and strategies; forecasts and projections; marketing practices, procedures and policies; goals and objectives; quoting practices, procedures and policies; and customer data including the customer list, contracts, representatives, requirements and needs, specifications, data provided by or about prospective customers, and the physical embodiments of such information.

- BUSINESS VENTURES: All information not generally known to the public or within the industry or trade in which the Company or its Affiliates operate concerning new product development, negotiations for new business ventures, future business plans, and similar information and the physical embodiments of such information.

- SOFTWARE. All information relating to the Company's and its Affiliates' software or hardware in operation or various stages of research and development, which are not generally known to the pubic or within the industry or trade in which the Company or its Affiliates compete and the physical embodiments of such information.

- LITIGATION. Information which is not a public record and is not generally known to the public or within the industry or trade in which the Company or its Affiliates compete regarding litigation and potential litigation matters and the physical embodiments of such information.

- INFORMATION NOT GENERALLY KNOWN. Any information which (a) is not generally known to the public or within the industry or trade in which the Company or its Affiliates compete, (b) gives the Company or its Affiliates a significant advantage over its or their competitors, or (c) has significant economic value or potentially significant economic value to the Company or its Affiliates, including the physical embodiments of such information.

         (b) Executive acknowledges that the Proprietary Information is a valuable and unique asset of the Company and its Affiliates. Executive agrees that he will not, at any time during his employment or after the termination of his employment with the Company, without the prior written consent of the Company or its Affiliates, as applicable, either directly or indirectly divulge any Proprietary Information for his own benefit or for any purpose other than the exclusive benefit of the Company and/or its Affiliates.

         12.      AGREEMENT NOT TO COMPETE.

         (a) Executive agrees that he shall not compete with the Company or its Affiliates for a period of two (2) years after the termination of Executive's employment with the Company for any reason (the "Restricted Period"). For purposes of this Section 12, "compete" shall mean working or serving as a director, officer, employee, consultant, agent, representative, or in any other capacity, with or without compensation, in the student loan business or on behalf of one or more entities engaged in the student loan business. For purposes of this Agreement, "student loan business" shall mean the business of originating, funding, guaranteeing, buying, selling, servicing or securitizing student loans in the United States. Executive expressly agrees that (i) the markets served by the Company and its Affiliates are national and are not dependent on the geographic location of the executive personnel or the businesses by which they are employed and (ii) the restrictions set forth in this Section 12 have been designed to be reasonable and are no greater than are required for the protection of the Company and its Affiliates.

         (b) For purposes of this Agreement, the term "Affiliate" shall be deemed to refer to SLM, and any entity (whether or not existing on the date hereof) controlling, controlled by or under common control with the Company, including without limitation Sallie Mae Servicing Corporation ("Servicing").

         13. TERMINATION. Executive's employment hereunder may be terminated during the Term upon the occurrence of any one of the events described in this
Section 13. Upon termination, Executive shall be entitled only to such compensation and benefits as described in this Section 13.

         13.1.    TERMINATION FOR DISABILITY.

         (a) To the extent Executive becomes physically or mentally disabled to such an extent that he is not able to perform the duties provided for pursuant to Section 2 of this Agreement, with or without a reasonable accommodation, for a period of more than 180 days, either consecutively or within any 365-day period ("Disability"), the Company may terminate Executive's employment hereunder.

         (b) If the Company terminates Executive's employment during the Term due to a Disability, Executive will be entitled to receive (i) whatever benefits are available to him under any disability benefit plan(s) applicable to him at the time of such termination, and (ii) the payments set forth in Section 13.3.

         (c) The determination of whether a Disability has occurred will be made by a licensed physician selected by Executive and shall be based upon a full physical examination and good faith opinion by such physician. In the event that the SLM Board of Directors disagrees with such physician's conclusion, the SLM Board of Directors may require that Executive submit to a full physical examination by another licensed physician selected by the SLM Board of Directors and reasonably acceptable to Executive. If the two opinions shall be inconsistent, a third opinion shall be obtained after a full physical examination by a third licensed physician selected by the first two physicians The third opinion shall be conclusive.

         13.2. TERMINATION BY DEATH. If Executive dies during the Term, the Company shall pay to Executive's executors, legal representatives or administrators the payments set forth in Section 12.3. Except as specifically set forth in this Section 12.2 or under applicable laws, the Company shall have no liability or obligation hereunder to Executive's executors, legal representatives, administrators, heirs or assigns or any other person claiming under or through him by reason of Executive's death, except that Executive's executors, legal representatives or administrators will be entitled to receive any death benefit payable to them as beneficiaries under any insurance policy or other benefits plans in which Executive participates as an employee of the Company and to exercise any rights afforded them under any benefit plan then in effect.

         13.3. INVOLUNTARY TERMINATION; TERMINATION PAYMENTS. The Company may terminate Executive's employment hereunder at any time upon written notice to Executive. In the event of an involuntary termination of employment pursuant to the first sentence of this Section 13.3 or Executive's employment is terminated on account of Disability under Section 13.1 or death under Section 13.2, Executive shall receive all accrued but unpaid Base Salary and benefits (including without limitation the pension benefits provided under Section 9) through the effective date of such termination and (i) $4.0 million, if the date of such termination of employment occurs prior to October 1, 1999, (ii) $3.0 million, if the date of such termination of employment occurs on or after October 1, 1999 and prior to October 1, 2000, and (iii) $2.0 million, if the date of such termination of employment occurs on or after October 1, 2000 and prior to September 30, 2001.

         13.4     CHANGE IN CONTROL.

         (a) In the event that Executive's employment with the Company terminates for any reason within eighteen months after a Change in Control (as defined in Section 13.4(b) below), (i) Executive shall be entitled to receive the payments set forth in Section 13.3, and (ii) notwithstanding anything to the contrary in Section 7, all of the Stock Options shall be immediately exercisable.

         (b) For purposes of this Agreement, "Change in Control" shall mean an occurrence of any of the following events:

                  (i) an acquisition (other than directly from SLM) of any voting securities of SLM (the "Voting Securities") by any "person or group" (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934) other than an employee benefit plan of SLM, immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 under the Exchange Act) of more than fifty percent (50%) of the combined voting power of SLM's then outstanding Voting Securities or;

                  (ii) approval by the stockholders of (1) a merger, consolidation or reorganization involving SLM, unless the company resulting from such merger, consolidation or reorganization (the "Surviving Corporation") shall adopt or assume this Agreement and the Stock Options and either (A) the stockholders of SLM immediately before such merger, consolidation or reorganization own, directly or indirectly immediately following such merger, consolidation or reorganization, at least seventy-five percent (75%) of the combined voting power of the Surviving Corporation in substantially the same proportion as their ownership immediately before such merger, consolidation or reorganization, or (B) at least a majority of the members of the Board of Directors of the Surviving Corporation were directors of SLM immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization, or (2) a complete liquidation or dissolution of SLM.

         (c) Notwithstanding any provision to the contrary in this Agreement, if any part of the payments provided for under or pursuant to this Agreement (the "Agreement Payments"), together with all payments in the nature of compensation to or for the benefit of Executive under any other arrangement, would if paid constitute a "parachute payment" under Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), then the amount payable to

Executive under or pursuant to this Agreement in such circumstances shall be subject to the following sentence of this Section 13.4(c). If (i) the value of the Agreement Payments plus the value of all other payments to or for the benefit of Executive that constitute "parachute payments," minus the amount of any excise taxes payable under Code Section 4999 with respect to such payments and the amount of any similar or comparable taxes payable only in connection with a change in control, is greater than (ii) the greatest value of payments in the nature of compensation contingent upon a change in control that could be paid at such time to or for the benefit of Executive and not constitute a "parachute payment" (the "Alternative Payment"), then the Agreement Payments shall be payable to Executive; otherwise, only the Alternative Payment shall be payable to Executive.

         13.5 OTHER TERMINATION OF EMPLOYMENT. In the event that Executive's employment with the Company terminates on account of a voluntary termination of employment or for any reason other than as described in Sections 13.1, 13.2, 13.3, 13.4, Executive shall receive all accrued but unpaid (as of the effective date of such termination) Base Salary, bonus and benefits (including without limitation the pension benefits provided under Section 9).

         14. OTHER AGREEMENTS. Executive represents and warrants to the Company that:

         (a) There are no restrictions, agreements or understandings whatsoever to which Executive is a party or by which he is bound that would prevent or make unlawful Executive's execution of this Agreement or Executive's employment hereunder, or which is or would be inconsistent or in conflict with this Agreement or Executive's employment hereunder, or would prevent, limit or impair in any way the performance by Executive of his obligations hereunder.

         (b) Executive shall disclose the existence and terms of the restrictive covenants set forth in this Agreement to any employer by whom Executive may be employed during the Term (which employment is not hereby authorized) or during the Restricted Period as defined in the Agreement Not to Compete by and between Executive and the Company set forth in Section 12 hereof.

         15. SURVIVAL OF PROVISIONS. The provisions of this Agreement set forth in Sections 11, 12, 25 and 26 hereof shall survive the termination of Executive's employment hereunder and the payment of all amounts payable pursuant to this Agreement incident to any such termination of employment.

         16. SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon SLM and the Company and its and their successors or permitted assigns and Executive and his executors, administrators or heirs. Executive may not assign any obligations or responsibilities under this Agreement or any interest herein, by operation of law or otherwise, without the prior written consent of the Company. At any time prior to a Change in Control, SLM may provide, without the prior written consent of Executive, that Executive shall be employed pursuant to this Agreement by any of its Affiliates instead of or in addition to the Company, and in such case all references herein to the "Company" shall be deemed to include any such entity, provided that (i) such action shall not relieve SLM of its obligation to make or cause an Affiliate to make or provide for any payment to or on behalf of Executive pursuant to this Agreement, and (ii) Executive's duties and responsibilities shall not be significantly diminished as a result thereof. The SLM Board of Directors may assign any or all of its responsibilities hereunder to any committee of the SLM Board, in which case references to the SLM Board of Directors shall be deemed to refer to such committee.

         17. EXECUTIVE BENEFITS. This Agreement shall not be construed to be in lieu of or to the exclusion of any other rights, benefits and privileges to which Executive may be entitled as an executive of the Company under any retirement, pension, profit-sharing, insurance, hospitalization or other plans or benefits which may now be in effect or which may hereafter be adopted.

         18. NOTICES. All notices required to be given to any of the parties of this Agreement shall be in writing and shall be deemed to have been sufficiently given, subject to the further provisions of this Section 18, for all purposes when presented personally to such party, or sent by facsimile transmission, any national overnight delivery service, or certified or registered mail, to such party at its address set forth below:

         (a)      If to Executive:

                  Timothy J. Fitzpatrick
                   8 Turnbridge Wells Court
                  Medford, New Jersey  08055

         (b)      If to SLM or the Company:

                  SLM Holding Corporation
                  Sallie Mae, Inc.
                  11600 Sallie Mae Drive
                  Reston, VA  20193
                  ATTENTION:  General Counsel
                  Fax No. (703) 810-7695

Such notice shall be deemed to be received when delivered if delivered personally, upon electronic or other confirmation of receipt if delivered by facsimile transmission, the next business day after the date sent if sent by a national overnight delivery service, or three (3) business days after the date mailed if mailed by certified or registered mail. Any notice of any change in such address shall also be given in the manner set forth above. Whenever the giving of notice is required, the giving of such notice may be waived in writing by the party entitled to receive such notice.

         19. ENTIRE AGREEMENT; AMENDMENTS. This Agreement and any other documents, instruments or other writings delivered or to be delivered in connection with this Agreement as specified herein constitute the entire agreement among the parties with respect to the subject matter of this Agreement and supersede all prior and contemporaneous agreements, understandings, and negotiations, whether written or oral, with respect to the terms of

Executive's employment by the Company. This Agreement may be amended or modified only by a written instrument signed by all parties hereto.

         20. WAIVER. The waiver of the breach of any term or provision of this Agreement shall not operate as or be construed to be a waiver of any other or subsequent breach of this Agreement.

         21. GOVERNING LAW. This Agreement shall be governed and construed as to its validity, interpretation and effect by the laws of the Commonwealth of Virginia.

         22. SEVERABILITY. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or such provisions, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         23. SECTION HEADINGS. The section headings in this Agreement are for convenience only; they form no part of this Agreement and shall not affect its interpretation.

         24. COUNTERPARTS. This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute one and the same instrument.

         25. SPECIFIC ENFORCEMENT; EXTENSION OF PERIOD. Executive acknowledges that the restrictions contained in Sections 11 and 12 hereof are reasonable and necessary to protect the legitimate interests of the Company and its Affiliates and that SLM would not have entered into this Agreement in the absence of such restrictions. Executive also acknowledges that any breach by him of Sections 11 or 12 hereof will cause continuing and irreparable injury to the Company and SLM for which monetary damages would not be an adequate remedy. Executive shall not, in any action or proceeding by the Company or SLM to enforce Sections 11 or 12 of this Agreement, assert the claim or defense that an adequate remedy at law exists. In the event of such breach by Executive, the Company and SLM shall have the right to enforce the provisions of Sections 11 and 12 of this Agreement by seeking injunctive or other relief in any court, and this Agreement shall not in any way limit remedies at law or in equity otherwise available to the Company and SLM. In the event that the provisions of Sections 11 or 12 hereof should ever be adjudicated to exceed the time, geographic, or other limitations permitted by applicable law in any applicable jurisdiction, then such provisions shall be deemed reformed in such jurisdiction to the maximum time, geographic, or other limitations permitted by applicable law.

         26. ARBITRATION. Any dispute or claim other than those referred to in
Section 25, arising out of or relating to this Agreement or otherwise relating to the employment relationship between Executive and SLM or the Company, shall be submitted to Arbitration, in Fairfax County, Virginia, in accordance with the rules of the American Arbitration Association as the exclusive remedy for such claim or dispute. Executive and the Company agree that such arbitration will be confidential and no details, descriptions, settlements or other facts concerning such arbitration shall be disclosed or released to any third party without the specific written consent of the other party, unless required by law or court order or in connection with enforcement of any decision in such arbitration. Any damages awarded in such arbitration shall be limited to the contract measure of damages, and shall not include punitive damages.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed the day and year first written above.

SLM Holding Corporation

By: /s/ Albert L. Lord                                /s/ Thomas J. Fitzpatrick
   -------------------------------------             ---------------------------
                                                          Thomas J. Fitzpatrick
Title: Vice Chairman and Chief Executive Officer